AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June
             30, 1999. Registration No. 333-________

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                    US AIRWAYS GROUP, INC.
       (Exact name of registrant as specified in its charter)

     DELAWARE                      54-1194634
   (State of incorporation)  (IRS Employer Identification No.)

                   2345 CRYSTAL DRIVE
               ARLINGTON, VIRGINIA  22227
(Address of principal executive offices, including Zip Code)

     1998 Pilot Stock Option Plan of US Airways Group, Inc.

US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan
                        (Full title of the Plans)

                       LAWRENCE M. NAGIN, ESQ.
   Executive Vice President - Corporate Affairs and General Counsel
                         2345 CRYSTAL DRIVE
                      ARLINGTON, VIRGINIA  22227
                          (703) 872-7000
    (Name, address and telephone number, including area code, of agent for service)

                             COPIES TO:

            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          919 THIRD AVENUE
                         NEW YORK, NY 10022
                  Attention: ERIC L. COCHRAN, ESQ.

                CALCULATION OF REGISTRATION FEE

=================================================================
Title of     Amount to be    Proposed   Proposed       Amount of
Securities   Registered(1)   Maximum    Maximum      Registration
to be                        Offering   Aggregate       Fee (4)
Registered                   Price per  Offering
                             Share      Price
=================================================================

Common stock  2,300,000   $51.03125(2) $117,371,875.00  $32,629.38
 $1.00 par    shares
              1,840,000   $52.60833(2) $ 96,799,327.20  $26,910.21
              7,360,000   $43.59375(3) $320,850,000.00  $89,196.30
                100,000   $43.59375(3) $  4,359,375.00  $ 1,211.91
              shares                   --------------- -----------
                                       $539,380,577.20 $149,947.80

(1) We are registering 100,000 shares pursuant to the US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan and 11,500,000 shares pursuant to the 1998 Pilot Stock Option Plan of US Airways Group, Inc. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable pursuant to the antidilution provisions of the US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan and the 1998 Pilot Stock Option Plan of US Airways Group, Inc.
(2)     Computed pursuant to Rule 457(h)(1) under the Securities
Act.
(3) Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the high and low selling prices per share of the Common Stock on the New York Stock Exchange as of June 25, 1999.
(4)     The registration fee has been calculated pursuant to
Section 6(b) of the Securities Act as follows: 0.0278% of $539,380,577.20, the Proposed Maximum Aggregate Offering Price of the shares of common stock registered hereby.

Page 1 of 12; Exhibit Index on page 8


                         PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).

                        PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

          (a)     Our Annual Report on Form 10-K for the
fiscal year ended December 31, 1998, as amended
May 25, 1999;
          (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended May 25,
1999, and our Current Reports on Form 8-K filed on January 21, 1999, March 5, 1999, March 30, 1999,
April 9, 1999, April 21, 1999, May 18, 1999, June
4, 1999, and June 8, 1999.
          (c)     The description of our common stock
contained in our Registration Statement No. 33-
50231on Form S-3 filed with the SEC on September
13, 1993, as amended on September 28, 1993.

          You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

          US Airways Group, Inc.
          Investor Relations
          2345 Crystal Drive
          Arlington, Virginia  22227
          Telephone:  (703) 872-5305

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     We are empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of US Airways Group, Inc. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Our By-laws provide for indemnification for our directors and officers to the fullest extent permitted by Delaware Law. In previous years, we have entered into indemnity agreements with our officers and several of our directors providing, in each case, for the indemnification by US Airways Group, Inc. of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of US Airways Group, Inc.

     The foregoing statements are subject to the detailed provisions of Delaware Law, our Amended and Restated
Certificate of Incorporation and the our Amended and Restated By-laws.

     Pursuant to Delaware Law, Article Eighth of the Amended and Restated Certificate of Incorporation of the US Airways Group, Inc. provides that no director of shall be personally liable to US Airways Group, Inc. or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to US Airways Group, Inc. or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Exhibit
Number              Exhibit
------              -------

  4.1 1998 Pilot Stock Option Plan of US Airways Group, Inc. (incorporated by reference from Exhibit 10 to the Company's Quarterly Report on Form 10-Q filed
September 30, 1998)
  4.2 US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan (incorporated by reference from Appendix A to the Company's definitive proxy statement filed on April 1, 1999 for the Annual
Meeting of Stockholders held on May 19, 1999)
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom
LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1    Power of Attorney (included on the signature page)


Item 9.   Undertakings
          ------------

     A.   The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)      to include any prospectus required by
Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that clauses A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by US Airways Group, Inc.
pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

(2)     that for the purpose of determining any
liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of US Airways Group, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of US Airways Group, Inc. pursuant to the indemnification provisions summarized in Item 6 or otherwise, US Airways Group, Inc. has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by US Airways Group, Inc. of expenses incurred or paid by a director, officer, or controlling person of US Airways Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, US Airways Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia on this 30th day of June, 1999.

                          US AIRWAYS GROUP, INC.

                          By: /s/ Lawrence M. Nagin
                             ----------------------
                                Lawrence M. Nagin
                                Executive Vice President -
                                Corporate Affairs and
                                General Counsel




             POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of US Airways Group, Inc., hereby severally constitute and appoint Lawrence M. Nagin and Thomas A. Mutryn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable US Airways Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature              Title                 Date
--------------              -----                 ----
/s/ Rakesh Gangwal      President, Chief       June 30, 1999
------------------      Executive Officer,
Rakesh Gangwal            Director

/s/ Thomas A. Mutryn    Senior Vice President, June 30, 1999
--------------------      Financial Officer
Thomas A. Mutryn

/s/ Anita P. Beier      Vice President and     June 30, 1999
------------------        Controller, Chief
Anita P. Beier            Accounting Officer

/s/ Mathias J. DeVito   Director               June 23, 1999
---------------------
Mathias J. DeVito

/s/ Robert L. Johnson   Director               June 23, 1999
---------------------
Robert L. Johnson

/s/ Robert LeBuhn       Director               June 24, 1999
---------------------
Robert LeBuhn

/s/ John G. Medlin, Jr. Director               June 23, 1999
----------------------
John G. Medlin, Jr.

/s/ Thomas H. O'Brien   Director               June 25, 1999
----------------------
Thomas O'Brien

/s/ Richard B. Priory   Director               June 25, 1999
---------------------
Richard B. Priory

/s/ Raymond W. Smith    Director               June 28, 1999
--------------------
Raymond W. Smith

/s/ Stephen M. Wolf     Director               June 23, 1999
--------------------
Stephen M. Wolf

                           EXHIBIT INDEX
                           -------------

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)          Exhibit
--------------           -------

  4.1 1998 Pilot Stock Option Plan of US Airways Group, Inc. (incorporated by reference from Exhibit 10 to the Company's Quarterly Report on Form 10-Q filed September
30, 1998)
  4.2 US Airways Group, Inc.'s Nonemployee Directors Stock Purchase Plan (incorporated by reference from Appendix
A to the Company's definitive proxy statement filed on April 1, 1999 for the Annual Meeting of Stockholders held on May 19, 1999)
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1    Power of Attorney (included on the signature page)













US Airways Group, Inc.
June 30, 1999
Page